Exhibit 99.1

FOR IMMEDIATE RELEASE

UTEK CORPORATION REPORTS RECORD FINANCIAL RESULTS FOR QUARTER ENDED MARCH 31, 2006

PLANT CITY, FL — (BUSINESS WIRE) – May 5, 2006 — UTEK Corporation (AMEX & LSE-AIM: UTK) today announced financial results for the three months ended March 31, 2006.

Financial Highlights

•	Six Technology Transfers Completed

•	Revenues (Income from Operations) of $11.8 million

•	Earnings per share of $0.65

•	Net assets of $60.1 million

•	Dividend of $0.02 per share for shareholders of record as of April 28, 2006

Quarter ended March 31, 2006

For the quarter ended March 31, 2006, income from operations (revenue) was $11,807,006 as compared to $2,538,529 for the quarter ended March 31, 2005 an increase of 365%. Net income from operations for the quarter ended March 31, 2006 was $3,609,574, as compared to $174,273 for the quarter ended March 31, 2005. Approximately 90% and 74% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the quarters ended March 31, 2006 and 2005, respectively.

The net increase in net assets from operations (including net income from operations and realized and unrealized gains and losses on investments) was $5,557,126 or $0.65 per weighted average diluted share outstanding for the quarter ended March 31, 2006, as compared to a net (decrease) of $(2,961,173), or $(0.49) per weighted average diluted share outstanding for the quarter ended March 31, 2005.

The value of the Company’s investment portfolio was $58,686,138 at March 31, 2006, as compared to $38,752,926 at December 31, 2005, an increase of 51%. Net asset value per common share outstanding increased to $6.76 at March 31, 2006, from $5.58 at December 31, 2005, an increase of 21%.

Monetizations from the sale of investments during the quarter ended March 31, 2006 were $1,446,373, as compared to $60,604 for the same quarter of the prior year.

The Company ended the quarter with cash and cash equivalents of $5,039,348, U.S. Treasuries and Certificates of Deposit of $18,052,349, total assets of $68,268,643 and net assets of $60,106,429. The Company had no long-term debt outstanding at March 31, 2006.

Weighted average diluted shares outstanding were 8,506,471 and 6,062,203 for the quarters ended March 31, 2006 and 2005, respectively.

Overview

UTEK Corporation achieved significant growth during the quarter ended March 31, 2006. Six (6) technology transfers were completed in the quarter ended March 31, 2006, with average revenues and costs per transaction of $1.7 million and $437,000, respectively, as compared to three (3) technology transfers completed in the quarter ended March 31, 2005 with average revenues and costs per transaction of $559,000 and $191,000, respectively.

On February 8, 2006, the Company consummated a financing which raised approximately $10 million (before expenses) from the sale of 816,330 shares of common stock. Piper Jaffray & Company acted as sole manager for the offering. We intend to use the net proceeds to further accelerate the growth of our technology transfer business in 2006.

On March 30, 2006, the Company declared a $0.02 per share dividend for shareholders of record as of April 28, 2006 with a payment date of May 19, 2006.

Clifford M. Gross, Ph.D., UTEK’s Chairman and Chief Executive Officer stated, “Looking at 2006 and beyond, we are enthusiastic about our potential for continued growth. Although there is much more that needs to be done, we believe that our unique model for consummating market-driven technology-transfers, combined with our dedicated team, positions us well for the future.”

Recent Developments

Subsequent to March 31, 2006, we completed four technology transfers in which we received unregistered shares of stock from our clients. The shares acquired by us in these transactions were acquired in tax-free stock-for-stock exchanges and are restricted and may only be resold by us pursuant to the requirements of the Securities Act of 1933. The revenue associated with the shares received will be determined based upon valuations in accordance with our valuation policy as of the closing date of each transaction.

Financial Position Information

The following tables contain comparative selected financial data as of March 31, 2006 and December 31, 2005 and for the three month periods ended March 31, 2006 and 2005:

	March 31, 2006	Dec. 31, 2005	Percentage Increase
Total investments at value	$58,686,138	$38,752,926	51%
Total assets	$68,268,643	$49,005,960	39%
Total net assets	$60,106,429	$44,441,118	35%
Common shares outstanding	8,893,254	7,961,505	12%
Net asset value per share	$6.76	$5.58	21%

Operating Information

	2006	2005
Income from operations (Revenue):
Sale of technology rights	$10,214,930	$1,676,143
Consulting and other services	1,353,481	802,692
Investment income, net	238,595	59,694

	11,807,006	2,538,529
Expenses:
Acquisition of technology rights	2,624,000	571,673
Salaries and wages	693,618	437,159
Professional fees	281,426	184,072
Sales and marketing	809,173	507,573
General and administrative	1,611,434	558,635

	6,019,651	2,259,112

Income before income taxes	5,787,355	279,417
Provision for income taxes	2,177,781	105,144

Net income from operations	3,609,574	174,273

Net realized and unrealized gains (losses):
Net realized gain on investments, net of income tax expense of $230,828 and $15,163 for 2006 and 2005, respectively	382,586	25,133
Change in unrealized appreciation (depreciation) of investments, net of deferred tax expense (benefit) of $944,199 and ($1,434,148) for 2006 and 2005, respectively	1,564,966	(3,160,579)

Net increase (decrease) in net assets from operations	$5,557,126	$(2,961,173)

Conference Call at 10:00 a.m. EDT on Friday, May 5, 2006

UTEK will hold a live conference call at 10:00 a.m. EDT to discuss its first quarter 2006 results. All interested parties are invited to attend the conference call.

Conference call dial-in numbers:

•	US & Canada: 888-823-7457

•	UK: 0-800-032-3836

•	Other international callers: 973-935-8504

•	Please reference conference ID# 7299252

About UTEK Corporation

UTEK® is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories worldwide. UTEK facilitates the identification and then finances the acquisition of external technologies for clients in exchange for their equity securities. This unique process is called U2B®. In addition to its U2B® service, UTEK offers both large and small capitalization companies the tools to search, analyze and manage university intellectual properties. UTEK has operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK and the valuation of UTEK’s investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filings with the Securities and Exchange Commission.

Contacts:

USA:	UK:
CSG1	Bankside Consultants
Stanley Wunderlich	Steve Liebmann or Susan Scott
800-625-2236	044 (0) 20-7367-8883
UTEK Corporation
Tania Bernier
813-754-4330 x223